Exhibit 10(A)
                           ARVIN INDUSTRIES, INC.

                           1998 STOCK BENEFIT PLAN


   1.   PURPOSE OF THE PLAN

        This Plan is intended to benefit the Corporation and its subsidiaries by providing compensation arrangements that may be used to attract, retain and reward Officers and Nonemployee Directors of training, experience and ability, to attract new Officers and Nonemployee Directors whose services are considered valuable, and to provide such persons with a proprietary interest in and a greater concern for the welfare of the Corporation and its subsidiaries.

  2.   DEFINITIONS

        Whenever used herein, the following words and phrases shall (for purposes of this Plan and this Plan only) have the meanings stated unless a different meaning is plainly required by the context:

        (a) "Award" means a grant, pursuant to the Plan, of Options, SARs, Performance Shares, Performance Units, Restricted Shares, or any combination thereof.

        (b) "Board" means the board of directors of the Corporation.

        (c) "Cause" means (A) the willful and continued failure by a Participant to substantially perform his duties with the Corporation or its subsidiaries (other than any such failure resulting from his Disability) after a written demand for substantial performance is delivered to him by the Corporation that specifically identifies the manner in which the Participant has not substantially performed his duties, or (B) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Corporation or its subsidiaries. No act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation and its subsidiaries.

        (d) "Change of Control," for purposes of the Plan, means:
            (i)  the acquisition by any individual, entity or group
                 (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding Common Shares of the Corporation (the "Outstanding Corporation Common Shares") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation, (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition of Change of Control; or

           (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board as of the date hereof shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Shares and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Common Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Shares and Outstanding Corporation

                 Voting Securities, as the case may be, (B) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Common Shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

           (iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

        (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        (f) "Committee" means the Human Resources Committee of the Board or any other committee designated by the Board.

        (g) "Common Shares" means the Corporation's common shares, par value $2.50 per share, together with one Right for each Common Share to purchase one one-hundredth of a share of the Corporation's Series C Junior Participating Preferred Shares, without par value, issuable prior to the Distribution Date pursuant to the Rights Agreement.

        (h) "Corporation" means Arvin Industries, Inc., an Indiana corporation.

        (i) "Disability" means a physical or mental condition that renders a Participant unable to perform his usual duties or any comparable duties for the Corporation or its subsidiaries if, in the opinion of a physician selected by the Corporation, such condition will continue indefinitely or for a substantial period of time.

        (j) "Distribution Date," for purposes of the Plan, shall have the meaning given in the Rights Agreement.

        (k) "Fair Market Value" means (i) if the Common Shares are listed on the New York Stock Exchange, the closing price of the Common Shares on the consolidated tape of the New York Stock Exchange on the relevant date or the most recent date on which Common Shares traded on such Exchange; and (ii) if the Common Shares are not listed on such Exchange, such value as the Committee, in good faith, shall determine. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Shares subject to an ISO shall be inconsistent with Section 422A of the Code or regulations thereunder.

        (l) "ISO" means an incentive stock option, within the meaning of Section 422A of the Code, granted under the Plan pursuant to Sections 5 and 6.

        (m) "Limited Right" means a limited stock appreciation right granted under the Plan pursuant to Section 7.

        (n) "Nonemployee Directors" means any member of the Board who is not employed by the Corporation or any one of its subsidiaries.

        (o) "Non-tandem SAR" means an SAR not granted in connection with an Option.

        (p) "Officer" means any officer of the Corporation elected by the Board who is employed on a full-time salaried basis.

        (q) "Option" means an option, including an ISO, granted under the Plan pursuant to Section 5.

        (r) "Option Agreement" means a written agreement specifying the type of Option granted, the price at which the Option shall be exercisable, the duration of the Option, the number of Common Shares to which the Option pertains and such other provisions as the Committee shall determine.

        (s) "Participant" means any Officer who has been selected by the Committee to receive an Award.

        (t) "Performance Share" means a performance share granted under the Plan pursuant to Section 9.

        (u) "Performance Unit" means a performance unit granted under the Plan pursuant to Section 9.

        (v) "Plan" means the Arvin Industries, Inc. 1998 Stock Benefit
            Plan.

        (w) "Restricted Share" means a restricted share granted under the Plan pursuant to Section 8.

        (x) "Restricted Share Agreement" means a written agreement governing the issuance of a Restricted Share or Shares.

        (y) "Retirement Age" means the age at which employment is terminated or benefits are paid as a result of the attainment of the normal or early retirement age as defined in the retirement plan sponsored by the Corporation or one of its subsidiaries in which the Participant is actively participating.

        (z) "Rights Agreement" means the Rights Agreement dated as of May 29, 1986, between the Corporation and Harris Trust and Savings Bank, as amended by Amendments No. 1, 2 and 3 thereto, dated February 23, 1989, November 10, 1994 and May 10, 1996, respectively, as such agreement may be further amended from time to time.

       (aa) "SAR" means a stock appreciation right granted under the Plan pursuant to Section 7.

       (bb) "SAR Agreement" means a written agreement evidencing the terms and conditions applicable to an SAR.

       (cc) "Tandem SAR" means an SAR granted in connection with an Option.

   3.   ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Committee, which shall consist of two or more directors who shall be appointed by the Board, all of whom shall not be (or formerly have been) employees of the Corporation. The Committee shall, within the limits and pursuant to the terms of the Plan, determine the individuals to whom Awards are to be granted under the Plan, the number of shares to be subject to each Award, the exercise price with respect to each Option, the base price with respect to each SAR, the restrictions to be imposed on Restricted Shares, the performance goals which must be met in order to earn each Performance Share and each Performance Unit, and all other terms and conditions of such Awards and the shares to be issued pursuant to the Plan. The Committee is also authorized to interpret any provision of the Plan, to adopt, amend and rescind rules, regulations, terms and agreements relating to the Plan, Awards granted thereunder and the shares to be issued pursuant thereto, and to make all other determinations and take all other action that it deems necessary to advisable for the administration of the Plan. The Committee is also authorized to provide and accept any notices provided for hereunder. Action with respect to the Plan may be taken by a majority of the members of the Committee then in office either at a meeting called by any member of the Committee or by unanimous written consent.

   4. SHARES SUBJECT TO THE PLAN

      (a) COMMON SHARES AVAILABLE FOR DELIVERY. Subject to the Section 11 and the following provisions of this Section 4, the maximum number of Common Shares that may be subject to Awards (excluding Awards which are Tandem SARs) shall be equal to the sum of (i) 1,200,000 Common Shares; (ii) any Common Shares available for future awards under the 1988 Stock Benefit Plan (the "1988 Plan") as of the Effective Date (as determined pursuant to Section 19); and (iii) any Common Shares that are represented by awards granted under the 1998 Plan which are forfeited, expire or are cancelled without delivery of Common Shares or which result in the forfeiture of Common Shares back to the Corporation.

        In the event that, prior to the expiration date of the Plan, any Option granted under the Plan expires unexercised or is terminated, surrendered or cancelled (other than in connection with the exercise of an SAR) without being exercised, in whole or in part, for any reason, any Non-tandem SAR granted under the Plan expires unexercised or is terminated, surrendered or cancelled without being exercised, in whole or in part, for any reason, any Restricted Shares granted under the Plan are forfeited or reacquired by the Corporation in connection with the restrictions imposed upon such Common Shares pursuant to the Plan, or any Performance Share or Performance Unit distributable as Common Shares is unearned, terminated, surrendered, cancelled or forfeited, then the number of Common Shares theretofore subject to such Option, SAR, Performance Share, or Performance Unit or constituting such Restricted Shares, or the unexercised, terminated, surrendered, forfeited, cancelled or reacquired portion thereof, shall be added to the remaining number of Common Shares that may be made subject to Awards under the Plan. If either the purchase price of Common Shares upon exercise of any Option or the tax withholding requirement is satisfied by tendering or withholding Common Shares or by tendering exercisable Options, only the number of Common Shares issued net of the Common Shares tendered or withheld shall be deemed delivered for purposes of determining the number of Common Shares available for Awards under the Plan.

        (b) OTHER PLAN LIMITS. Subject to Section 11, the following additional maximums are imposed under the Plan:

             (i) The maximum number of Common Shares that may be issued as ISOs shall be 1,200,000 Common Shares.

            (ii) The maximum number of Common Shares that may be covered by Awards granted to any one Participant pursuant to
                  Section 5 (Options) shall be 200,000 Common Shares during any calendar year.

           (iii) The maximum number of Common Shares that may be covered by Awards granted to any one Participant pursuant to
                  Section 8 (Restricted Share Awards) and Section 9 (Performance Shares and Performance Units) shall be 25,000 Common Shares during any calendar year.

   5.   OPTIONS

        (a) Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Common Shares subject to Options granted to each Participant. The Committee may grant any type of Option to purchase Common Shares that is permitted by law at the time of the grant, including ISOs. Unless otherwise expressly provided at the time of grant, Options granted under the Plan will be nonqualified stock options.

        (b) Each Nonemployee Director shall be granted automatically an Option (that is not an ISO) to purchase 1,000 Common Shares, on the day following each annual meeting of the Board held on or after each Annual Meeting of Shareholders. The per share exercise price of each option to be paid by each Nonemployee Director shall be 100% of the Fair Market Value of the Common Shares on the date an Option is granted.

        (c)  Each Option shall be evidenced by an Option Agreement.

        (d) Except as provided in Sections 6 and 11 below, the number of Common Shares subject to Options to be granted to each Participant and the price per share to be paid by each Participant upon exercise shall be determined by the Committee at the time the Options are granted, provided that such exercise price shall not be less than 100% of the Fair Market Value of the Common Shares on the date an Option is granted or the par value of the Common Shares, whichever is greater.

        (e) Except as provided in Section 6 and subject to earlier termination as provided in subsections (f) and (g) hereof, an Option granted under the Plan shall expire on the date determined by the Committee at the time the Option is granted, provided that such date shall not be more than ten years from the date the Option is granted. The Committee shall specify in the Option Agreement, at the time each Option is granted, the time or times at which, and in what proportions, the Option may be exercised prior to its expiration or earlier termination. The Committee, in its discretion, shall have the power to accelerate the exercisability of any or all Options, or any part thereof, granted under the Plan.

        (f) Except as otherwise provided in this subsection (f), no Option may be exercised by a Participant at any time unless the Participant is then a salaried full-time employee of the Corporation or one of its subsidiaries. The Options of any Participant whose full-time salaried employment with the Corporation and its subsidiaries is terminated by the Corporation without Cause (except in connection with a Disability) shall expire on the earlier of (i) three months after such termination, or (ii) the date that such Options expire in accordance with their terms. During such period, the Options may be exercised by such Participant with respect to the same number of shares and in the same manner and to the same extent as if the Participant had continued as a full-time salaried employee of the Corporation or one of its subsidiaries during such period. In the event that a Participant voluntarily terminates employment with the Corporation and its subsidiaries (except in connection with a Disability or after attainment of Retirement Age) or is discharged by the Corporation or one of its subsidiaries for Cause, any Option or Options held by the Participant under the Plan and not previously exercised shall expire immediately upon such termination or discharge and may not be exercised thereafter. The Options of any Participant whose full-time salaried employment with the Corporation and its subsidiaries is terminated in connection with attainment of Retirement Age shall expire upon the earlier of five years after such termination or the date such Options expire in accordance with their terms. During such period, the Options may be exercised by the Participant with respect to the same number of shares and in the same manner and to the same extent as if the Participant had continued as a full-time salaried employee of the Corporation or one of its subsidiaries during such period. The Options of any Participant whose full-time salaried employment with the Corporation and its subsidiaries is terminated by Disability or death shall expire upon the earlier of one year after such Disability or death, or the date such Options expire in accordance with their terms. During such period the Options may be exercised by the Participant, or in the event of his death by a legatee or legatees of the Options under the Participant's will or by his executors, personal representatives or distributees, with respect to the number of shares that the Participant could have purchased on the date of his Disability or death, as the case may be.

        (g) Except as otherwise provided in this subsection (g), no Option may be exercised by a Nonemployee Director at any time unless the Nonemployee Director is then a member of the Board. The Options held by any Nonemployee Director under the Plan and not previously exercised whose membership on the Board is terminated for any reason other than death shall expire immediately upon such termination and may not be exercised thereafter. The Options of any Nonemployee Director whose membership on the Board is terminated by death shall expire upon the earlier of one year after such death or the date such Options expire in accordance with their terms. In the event of death, the Options may be exercised by a legatee or legatees of the Options under the Nonemployee Director's will or by his executors, personal representatives or distributees.

        (h) Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve at the time the Options are granted, which restrictions and conditions need not be the same for all Participants; provided, however, that ISOs shall comply with the applicable provisions of the Code pertaining thereto. The Committee may specify a minimum number of full shares that must be purchased by a Participant or Nonemployee Director upon any exercise of an Option granted to him under the Plan. Notwithstanding any other restriction on exercisability approved by the Committee, an Option granted under the Plan shall be fully exercisable upon a Change of Control of the Corporation or as of the Distribution Date.

        (i) The purchase price of Common Shares upon exercise of any Option shall be paid in full either (i) in cash or (ii) in Common Shares valued at their Fair Market Value on the day before the date of exercise, (iii) by delivery of a promissory note of the Participant, (iv) in cash by a broker-dealer to whom the holder of the Option has submitted an exercise notice consisting of a fully endorsed Option,
             (v) by agreeing to surrender Options then exercisable by him valued at the excess of the aggregate Fair Market Value of the Common Shares subject to such Options on the date of exercise over the aggregate option price of such Common Shares, (vi) by directing the Corporation to withhold such number of Common Shares otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the exercise price of the Option, or (vii) by any combination of (i), (ii), (iii), (iv), (v) and (vi), if approved by the Committee in its discretion or in the manner provided in the Option Agreement. Subject to
             Section 15, the Corporation shall issue, in the name of the Participant, certificates representing the total number of Common Shares purchased pursuant to the exercise of any Option in a timely manner after such exercise.

        (j) At the time of grant of an Option, the Committee may impose such restrictions on disposition of Common Shares acquired upon the exercise of such Option as it deems appropriate, which restrictions may, without limitation, include a right in the Corporation to repurchase upon the occurrence of a specified event or events, all or any of such shares at the price not less than the exercise price paid by the Participant or Nonemployee Director for those shares.

        (k) Any Option granted under the Plan may be exercised by the Participant or Nonemployee Director, by a legatee or legatees of such Option under the Participant's or Nonemployee Director's will, or by his executors, personal representatives or distributees, by delivering to the Corporation at its principal executive office (attention of its Secretary) written notice of the number of Common Shares with respect to which the Option is being exercised accompanied either by payment or instructions regarding payment in accordance with subsection (i) above. The date of exercise shall be the date the notice is received by the Corporation, unless a later date is specified in such notice. Notwithstanding the foregoing, if an exercise notice is received by the Corporation within ten days following the Distribution Date, such exercise shall be effective as of the day immediately preceding the Distribution Date unless a later date is specified in the notice.

        (l) As of the effective date of a merger, consolidation or share exchange involving the Corporation as a result of which Common Shares are converted into the right to receive another security and/or any other consideration, each Option shall automatically become an option to acquire the securities and/or other consideration that a holder of the number of Common Shares then subject to the Option would have become entitled to receive as a result of such merger, consolidation or share exchange. Such converted option shall be governed by the terms and conditions applicable to the Option.

        (m) The Committee may prescribe such other terms and conditions of the Options granted under the Plan that are neither inconsistent with nor prohibited by the Plan.

   6.   SPECIAL RULES RELATING TO ISOS

        Notwithstanding anything in Section 5 to the contrary, ISOs shall be in such form and upon such terms and conditions as the Committee shall from time to time determine, subject to the following to the extent necessary to comply with Section 422A of the Code:

        (a) An ISO must be granted within ten years from the date the Plan is adopted or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier;

        (b) The aggregate Fair Market Value (determined at the time the ISOs are granted) of the Common Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans of the Corporation and its subsidiaries) shall not exceed $100,000; and

        (c) Notwithstanding any other provision herein contained, no Participant may receive an ISO under the Plan if such Participant, at the time the ISO is granted, owns shares possessing more than ten percent of the total combined voting power of all classes of shares of the Corporation or of its parent or subsidiary corporation (within the contemplation of Section 425(d) of the Code); provided, however, that such Participant shall be eligible to receive a grant of an ISO if, at the time such ISO is granted, the exercise price is at least 110% of the Fair Market Value of Common Shares, and such ISO is not exercisable after the expiration of five years from the date such ISO is granted.

 7.   SHARE APPRECIATION RIGHTS

        (a) SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may specify that an SAR granted under the Plan shall be a Tandem SAR or a Non-tandem SAR. An SAR granted to a Participant at the same time and covering the same number of Common Shares as an Option shall be a Tandem SAR unless the Committee specifies to the contrary. At the time of grant of a Non-tandem SAR, the Committee shall specify the base price of Common Shares to be used in connection with the calculation described in subsection (c) below and the number of Common Shares subject to the SAR. The base price of a Non-tandem SAR shall not be less than 100% of the Fair Market Value of one Common Share on the date of grant. No Tandem SAR may be granted to a Participant in connection with an ISO in a manner that will disqualify the ISO under Section 422A of the Code unless the Participant consents thereto.


        (b) Each SAR shall be evidenced by an SAR Agreement.

        (c) An SAR shall entitle the Participant to receive from the Corporation the number of Common Shares having an aggregate Fair Market Value equal to:

             (i) In the case of a Tandem SAR, all, or if specified by the Committee at the time of grant, some portion, of the excess of the Fair Market Value of one Common Share as of the date on which the SAR is exercised over the Option price per share specified in such Option, multiplied by the number of shares then subject to the Option, or the portion thereof as to which the SAR is being exercised; or

             (ii) In the case of a Non-tandem SAR, all, or if specified by the
                  Committee at the time of grant, some portion or multiple, of the excess of the Fair Market Value of one Common Share as of the date on which the SAR is exercised over the base price specified in such SAR, multiplied by the number of Common Shares then subject to the SAR, or the portion thereof as to which it is being exercised.

             Cash shall be delivered in lieu of any fractional shares. The Corporation shall be entitled to elect to settle any part or all of its obligation arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the Common Shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares.

        (d) A Tandem SAR shall be exercisable at the time and to the extent, but only at such time and to such extent, that the Option to which it relates is exercisable. Upon the exercise of a Tandem SAR, the unexercised Option or portion thereof, to which the exercised portion of the Tandem SAR is related shall expire. The exercise of any Option shall cause the expiration of the Tandem SAR related to such Options, or portion thereof, that is exercised.

        (e) (i) Non-tandem SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve at the time the Non-tandem SARs are granted, which restrictions and conditions need not be the same for all Participants. The Committee may specify a minimum number of full shares with respect to which any exercise of a Non-tandem SAR must be made.

                  Notwithstanding any other restriction on exercisability approved by the Committee, a Non-tandem SAR granted under the Plan shall be fully exercisable upon a Change of Control of the Corporation or as of the Distribution Date.

             (ii) Subject to earlier termination as provided in the last sentence of this paragraph (ii), a Non-tandem SAR granted under the Plan shall expire on the date determined by the Committee, provided that such date shall not be more than ten years from the date the SAR is granted. The Committee shall specify at the time each Non-tandem SAR is granted, the time or times at which, and in what proportions, the Non-tandem SAR may be exercised prior to its expiration or earlier termination. The Committee, in its discretion, shall have the power to accelerate the exercisability of any or all Non-tandem SARs, or any part thereof, granted under the Plan. Notwithstanding the foregoing, any Non-tandem SAR granted to a Participant under the Plan shall expire following a termination of his full-time salaried employment with the Corporation and its subsidiaries in the same manner as an Option held by such Participant would expire pursuant to the provisions of subsection 5(e).

        (f) Any SAR granted under the Plan may be exercised by the Participant, by a legatee or legatees of such SAR under the Participant's last will, or by his executors, personal representatives or distributees, by delivering to the Corporation at its principal executive office (attention of its Secretary) written notice of the number of Common Shares with respect to which the SAR is being exercised accompanied by any related SAR Agreement and, in the case of a Tandem SAR, by the related Option Agreement. The date of exercise shall be the date the notice is received by the Corporation, unless a later date is specified in such notice. Notwithstanding the foregoing, if an exercise notice is received by the Corporation within ten days following the Distribution Date, such exercise shall be effective as of the day immediately preceding the Distribution Date unless a later date is specified in the notice.

        (g) Subject to Section 15, the Corporation shall, in a timely manner, (i) issue, in the name of the Participant, certificates representing the total number of Common Shares to which the Participant is entitled pursuant to subsection
             (c) hereof, and (ii) if the Corporation elects to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value of the Common Shares it would otherwise be obligated to deliver.

        (h) On or after the effective date of a merger, consolidation or share exchange involving the Corporation as a result of which Common Shares are converted into the right to receive another security and/or any other consideration, each SAR shall, upon exercise in accordance with its terms, entitle the Participant to receive from the Corporation an amount of such security and/or other consideration (in the proportions received by the holders of Common Shares in the merger, consolidation or share exchange) having an aggregate Fair Market Value equal to:

             (i) In the case of a Tandem SAR, all, or if specified by the Committee at the time of grant pursuant to paragraph (c)(i) of this Section, some portion, of the excess of the Fair Market Value (as of the date of exercise) of the security and/or other consideration (on a per share basis) received by the holders of Common Shares in the merger, consolidation or share exchange over the option price per share specified in the related option multiplied by the number of shares then subject to the option, or portion thereof as to which the SAR is being exercised; or

             (ii) In the case of a Non-tandem SAR, all, or if specified by the
                  Committee at the time of grant pursuant to paragraph (c)(ii) of this Section, some portion or multiple, of the excess of the Fair Market Value as of the date of exercise of the security and/or other consideration (on a per share basis) received by the holders of Common Shares in the merger, consolidation or share exchange, over the base price specified in such SAR multiplied by the number of shares then subject to the SAR, or portion thereof, as to which it is being exercised.

             Cash shall be delivered in lieu of fractional securities and may be delivered if elected by the Corporation.

        (i) The Committee may specify that an SAR granted under the Plan shall be a Limited Right. Limited Rights shall, in addition to or in lieu of the provisions regarding exercisability described in subsection
             (c) above (as specified by the Committee), be subject to one or both of the following (as specified by the Committee):

             (i) Limited Rights shall be exercisable within thirty days after a Change of Control, and upon exercise shall entitle the holder to receive from the Corporation a cash payment equal to the number of Common Shares subject to the related Option (in the case of a Tandem
                  SAR) or subject to the SAR (in the case of a Non-tandem
                  SAR) times the greater of (A) the excess of the Fair Market Value of one Common Share as of the date on which the Limited Right is exercised, over the Option price per share (in the case of a Tandem SAR) or the base price per share (in the case of a Non-tandem SAR), or (B) the excess of the value (as determined by the

                  Committee as in existence immediately prior to the Change of Control) of the highest per share consideration received by shareholders of the Corporation in connection with the Change of Control over such per share price.

             (ii) In the event of a dissolution or liquidation of the
                  Corporation, Limited Rights shall be exercisable for the thirty days prior to the effective date of such dissolution or liquidation, and, in the absence of exercise during such period, shall be automatically exercised on the last business day immediately prior to such effective date, unless both the Committee and the Participant agree in writing that the Limited Right shall not be exercised at that time. Upon exercise of a Limited Right pursuant to this paragraph (ii), the holder shall be entitled to receive from the Corporation a cash payment equal to the number of Common Shares subject to the related Option (in the case of a Tandem SAR) or subject to the SAR (in the case of a Non-tandem SAR), multiplied by the greater of (A) the excess of the Fair Market Value of one Common Share as of the date on which the Limited Right is exercised, over the Option price per share (in the case of a Tandem SAR) or the base price per share (in the case of a Non-tandem SAR), or (B) the excess of the value (as determined by the Committee as in existence immediately prior to the dissolution or liquidation) of the per share consideration received by shareholders of the Corporation in connection with the dissolution or liquidation over such per share price.

             On or after the effective date of a merger, consolidation, or share exchange involving the Corporation which does not constitute a Change of Control, but which results in the holders of Common Shares receiving another security and/or other consideration, the cash payments contemplated by this subsection shall be computed with reference to such security and/or other consideration in a manner consistent with subsection (h) above. Except as provided in subsection (c) of this Section and in this subsection (i), a Limited Right shall be subject to the same terms and conditions as other SARs.

        (j) The Committee may prescribe such other terms and conditions of all SARs granted under the Plan that are neither inconsistent with nor prohibited by the Plan.

   8.   RESTRICTED SHARE AWARDS

        The Committee may from time to time grant, or sell for such amount of cash, Common Shares or such other consideration as the Committee deems satisfactory (which amount may be less than Fair Market Value), Restricted Shares under the Plan to such Participants and upon such terms and conditions as the Committee may determine at the time of grant or sale, subject to the following:

        (a) Restricted Shares issued under the Plan shall be governed by a Restricted Share Agreement in such form as the Committee shall from time to time determine.

        (b) Subject to Section 15 hereof, the Corporation shall issue, in the name of the Participant, certificates representing the total number of Restricted Shares granted or sold to the Participant, in a timely manner after such grant or sale.

        (c) Subject to the provisions of subsection (d) hereof and the restrictions set forth in the related Restricted Share Agreement, the Participant acquiring Restricted Shares shall thereupon be a shareholder with respect to all of the shares represented by such certificate or certificates and shall have the right of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares.

        (d) Any Restricted Share granted to a Participant pursuant to the Plan shall be forfeited and any Restricted Share sold to a Participant pursuant to the Plan shall, at the Corporation's option, be resold to the Corporation for an amount equal to the value of the consideration paid therefor and, upon such forfeiture or resale, such share shall revert to the Corporation if the Participant's employment with the Corporation and its subsidiaries terminates prior to a date specified by the Committee at the time of grant or sale, which date shall not be earlier than the first anniversary of such grant or sale, unless such employment terminates (A) after the Participant's attainment of Retirement Age, (B) because of the Participant's Disability, (C) because of the Participant's death, or (D) following a Change of Control for any reason other than Cause. As of such specified date, or, if earlier, the Participant's date of termination of employment described in (A) through (D) of the preceding sentence, the restrictions of this subsection (d) shall lapse. The Corporation may exercise its right to require a resale of a Restricted Share pursuant to this subsection by notice to the Participant at any time within the thirty-day period following his termination of employment with the Corporation and its subsidiaries. A Participant who has received such notice shall promptly surrender his Restricted Shares and the Corporation shall make payment therefor within ten days after such surrender. The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions of this subsection (d) shall lapse with respect to any or all Restricted Shares granted or sold under the Plan that have been outstanding for at least one year.

        (e) Except as set forth in subsection (f), Restricted Shares issued pursuant to the Plan shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the holder thereof until the date the restrictions of subsection (d) lapse. Each certificate evidencing Restricted Shares issued under the Plan shall bear a legend indicating that transferability of such shares is restricted by and subject to the terms and conditions imposed under the Plan.

        (f)  Notwithstanding anything contained herein to the contrary:

             (i) Restricted Shares may be tendered in response to a tender offer for or a request or invitation to tenders of (both within the meaning of Section 14 of the Securities Exchange Act of 1934, as in effect on February 1, 1998) greater than 50% of the outstanding Common Shares of the Corporation; provided the security and/or other consideration received in exchange therefor shall thereafter be subject to the restrictions and conditions applicable to such Restricted Shares until they lapse pursuant to the Plan or the related Restricted Share Agreement and that the tendering Participant agrees to any reasonable provisions requested by the Corporation to assure that any consideration received as a result of such tender is subject to such restrictions and conditions and that the consideration cannot be transferred in violation of any such restrictions and conditions;

             (ii) Restricted Shares may be surrendered in a merger,
                  consolidation or share exchange involving the Corporation provided that the security and/or other consideration received in exchange therefor shall thereafter be subject to the restrictions and conditions applicable to such Restricted Shares until they lapse pursuant to the Plan or the related Restricted Share Agreement and that the surrendering Participant agrees to any reasonable provisions requested by the Corporation to assure that any consideration received as a result of such surrender is subject to such restrictions and conditions and that the consideration cannot be transferred in violation of any such restrictions and conditions.

        (g) The Committee may prescribe such other terms and conditions of the Restricted Shares issued under the Plan that are neither inconsistent with nor prohibited by the Plan including, without limitation, terms providing for a lapse of the restrictions of subsection (d) in installments.
        (h) From and after the Distribution Date, each Rights Certificate issued pursuant to the Rights Agreement for each Restricted Share and all Series C Junior Participating Preferred Shares issued upon exercise of the Rights evidenced by such Rights Certificate shall be subject to such restrictions and conditions applicable to such Restricted Share until they lapse pursuant to the Plan or the related Restricted Share Agreement; provided, however, that the Participant holding such Rights Certificate shall be entitled to surrender the Rights Certificate pursuant to the terms of the Rights Agreement in exchange for the Series C Junior Participating Preferred Shares issuable in respect thereof.

   9.   PERFORMANCE SHARES AND PERFORMANCE UNITS

        The Committee may from time to time grant Performance Shares or Performance Units to such Participants and upon such terms and conditions as the Committee shall determine, subject to the following:

        (a) Each Performance Share shall represent one Common Share and shall be earned upon the attainment of performance goals established by the Committee at the time of grant. Each Performance Unit shall represent the Fair Market Value of a Common Share as of the date of such award and shall be earned upon the attainment of performance goals established by the Committee at the time of grant. The time period during which the performance goals must be met shall be determined by the Committee and shall be called a "performance period." The Committee may provide that a Participant will earn a specified portion of the Performance Shares or Performance Units for a performance period in the event that performance goals for such performance period are partially attained.

        (b) As of the last day of a performance period, Performance Shares and Performance Units earned by a Participant for such period shall be credited to an account (the "Account") established and maintained for such Participant, and any unearned Performance Shares or Performance Units shall be forfeited. When the Corporation pays a cash dividend on Common Shares, each Participant's Account shall also be credited with the amount of any cash dividends that would have been paid on the number of Common Shares equal to the number of Performance Shares then credited to such Account. The Committee may provide that Performance Units credited to an Account shall be credited with earnings at a rate determined by the Committee. The Account of any Participant, which shall be the record of Performance Shares earned by him under the Plan, dividends paid thereon, Performance Units earned by him under the Plan and earnings credited thereon, is solely for accounting purposes and shall not require a segregation of any Corporation assets.

        (c) The Committee may provide at the time of grant that any earned Performance Share in Account of a Participant, the amount of cash dividends credited with respect thereto, any Performance Units in an Account of a Participant, and earnings credited with respect thereto (as well as

             Performance Shares or Performance Shares or Performance Units for performance periods then in progress) shall be forfeited if the Participant's employment with the Corporation and its subsidiaries terminates prior to a date specified by the Committee at the time of grant, unless such employment terminates (i) because of death,
             (ii) because of Disability, (iii) after attainment of Retirement Age, or (iv) following a Change of Control for any reason other than Cause. The Committee may provide that, with respect to a termination described in (i) through (iv) of the prior sentence, a participant shall earn all or a portion of the Performance Shares or Performance Units granted to him for the performance period then in progress.

        (d) As of the earlier of (i) the date specified by the Committee as referred to in subsection (c) above, or (ii) the date of a termination of employment described in paragraphs (c)(i) through (iv) above, a Participant, with respect to Performance Shares, shall be entitled to receive from the Corporation either a number of Common Shares equal to the number of Performance Shares in his Account, or cash in an amount equal to the number of Performance Shares in his Account times the Fair Market Value of one Common Share on such date, and with respect to Performance Units, shall be entitled to receive from the Corporation either cash in an amount equal to the number of Performance Units in his Account, multiplied by the Fair Market Value of one Common
             Share on such date, the number of Common Shares equal to the number of Performance Units, multiplied by the Fair Market
             Value of one Common Share on such Date, or a combination of such Common Shares and cash, the product of which is divided by the Fair Market Value of one Common Share on such date.
             In connection with a distribution pursuant to the preceding sentence, a Participant shall also be entitled to a cash payment equal to the dividends in his Account relating to the distributed Performance Shares and the earnings in his Account relating to the distributed Performance Units.
             Payment to a Participant of the amount set forth above shall be made or commence within 90 days after the earlier of (i) such specified date, or (ii) the date of termination described in paragraphs (c)(i) through (iv) above. Payments in cash may be made either in a lump sum or in equal annual installments over a period not to exceed ten years. The
             Committee shall have the sole discretion to determine the form and method of payment under the Plan and the period over which such payment shall be made. Notwithstanding the foregoing, in the event that a Participant's employment with the Corporation and its subsidiaries terminates following a Change of Control of the Corporation for any reason other than attainment of Retirement Age, death, Disability or termination by the Corporation for Cause, payments with respect to all Performance Shares and Performance Units in his Account, including credits with respect to dividends on Performance Shares or earnings on Performance Units, shall be made in cash within ten days after such termination takes place. Except as provided in subsection (b), a Participant shall not be entitled to receive any earnings on the value of his Performance Shares or Performance Units with respect to the period between his termination of employment and the receipt of payments under the Plan.

   10.  ASSIGNMENT

        Except as provided in subsection 8(e) and (f) or in connection with unrestricted Common Shares issued pursuant to an Award, Awards granted under the Plan and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. In the event of the death of a Participant or a Nonemployee Director, any distribution due under the Plan shall be made to the duly appointed and qualified executor or other personal representative of the Participant or the Nonemployee Director to be distributed in accordance with the will or applicable intestacy law of the Participant or Nonemployee Director; or in the event that there shall be no representative duly appointed and qualified within six months after the date of death of such deceased Participant or Nonemployee Director, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased person's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

   11.  ADJUSTMENTS

        The number of shares available for issuance under the Plan, the number of shares subject to Awards granted under the Plan, the number of Performance Shares credited to a Participant's Account or applicable to performance periods in progress, and the exercise price with respect to Options and base price with respect to SARs granted under the Plan may be appropriately adjusted as the Committee may determine for any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, share split, reverse share split, share distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Corporation. Adjustments under this Section 11 shall be made according to the sole discretion of the Committee, and the decision of the Committee as to the timing, nature and amount of such adjustments shall be binding and conclusive. If any such adjustment results in the computation of a number of Common Shares that is not a whole number, such number shall be rounded down to the next whole number.

   12.  DISSOLUTION OR LIQUIDATION

        Upon the dissolution or liquidation of the Corporation, each Participant's and Nonemployee Director's rights with respect to Options and SARs that have not been exercised, Restricted Shares that are subject to forfeiture, and Performance Shares or Performance Units that are either unearned or not yet distributable, as of the date of the occurrence of such event, shall terminate and be forfeited and neither the Participant, the Nonemployee Director, nor their heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Options, SARs, Restricted Shares, Performance Shares, or Performance Units. Notwithstanding the foregoing, the Committee, in its discretion exercised in a nondiscriminatory way, may (i) adjust the terms of any Award to give the holder thereof the opportunity to participate in any distribution on Common Shares related to the dissolution or liquidation, or
   (ii) otherwise provide for a distribution to any holder of an Award affected by the dissolution or liquidation; provided, however, that if the dissolution or liquidation occurs after a Change of Control of the Corporation, the Committee shall, (i) by such adjustment or distribution, provide that the holder of each Award shall benefit in the same manner as if such Award had been exercised or made unrestricted prior to the distributions on Common Shares related to the dissolution or liquidation, or (ii) make a cash distribution to such holder in an amount equal to the value of the Award (including, in the case of a Performance Share and Performance Unit, the Account related thereto).

   13.  GOVERNMENT REGULATIONS

        Notwithstanding any of the provisions hereof, or of any Option, SAR, Restricted Share, Performance Share, or Performance Unit granted hereunder, the obligation of the Corporation to issue and deliver shares upon the exercise of such Option or SAR or upon a distribution with respect to a Performance Share or Performance Unit, or the obligation of the Corporation to issue and deliver certificates evidencing Restricted Shares, shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, including, without limitation, the obligation of the Corporation to have a registration statement or statement that complies with the provisions of the Securities Act of 1933, as amended, in effect with respect to such shares at the time of such issuance and delivery unless the Corporation receives evidence satisfactory to it that such issuance and delivery, in absence of such an effective registration statement or statements, would not constitute a violation of the terms and provisions of such act.

   14.  TERMINATION AND AMENDMENT OF PLAN

        The Board (or the Committee) may amend, alter or terminate the Plan, provided that, subject to Section 11, no amendment, alteration or termination shall be made which would materially and adversely affect the rights of any Participant or Nonemployee Director under any Option, SAR, Performance Share, or Performance Unit theretofore granted, or of any Participant who had theretofore acquired Restricted Shares pursuant to the Plan, without such Participant's or Nonemployee Director's consent, as the case may be.

   15.  WITHHOLDING TAXES

        Whenever the Corporation proposes or is required to issue or transfer Common Shares to a Participant under the Plan, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Participant, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Corporation may, if approved by the Committee in its discretion, in connection with an Award in the form of Common Shares, allow a Participant to direct the Corporation to withhold a portion of the Common Shares otherwise distributable or to transfer to the Corporation a certain number of Common Shares (either subject to a Restricted Share Award or previously owned) with a Fair Market Value at the date of exercise equal to the amount required to be withheld, and make necessary cash payments to appropriate taxing authorities to satisfy its withholding obligation.

   16.  RIGHT TO TERMINATE EMPLOYMENT

        Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Corporation or its subsidiaries or affect any right that the Corporation or its subsidiaries may have to terminate the employment of such Participant.

   17.  RIGHTS AS SHAREHOLDER

        The recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Common Shares are issued to him.

   18.  LEAVES OF ABSENCE

        The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leaves of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

   19.  EFFECTIVE DATE

        The Plan shall become effective as of the date it is approved by the holders of a majority of the Common Shares of the Corporation (voting as a single class) present, or represented, and entitled to vote at the 1998 Annual Meeting of Shareholders of the Corporation. There shall be no Options, SARs, Restricted Shares, Performance Shares, or Performance Units granted or awarded under the Plan after 2008; provided, however, that all Options, SARs, Restricted Shares, Performance Shares, and Performance Units granted or sold under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the Plan and the terms of their related agreements.

   20.  GOVERNING LAW

        The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana and, in the case of ISOs, Section 422A of the Code.

   21.  INDEMNIFICATION

        Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him; provided, however, that he shall give the Corporation an opportunity at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or to hold them harmless.

   22.  SUCCESSORS

        In the event of a sale of substantially all of the assets of the Corporation, or a merger, consolidation or share exchange involving the Corporation, all obligations of the Corporation under the Plan with respect to awards granted hereunder shall be binding on the successor to the Corporation in the transaction. Employment with such a successor shall be considered employment with the Corporation for purposes of the Plan.

   23.  NOTICES

        Notices given pursuant to this Agreement shall be in writing and shall be deemed received when personally delivered or five days after mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid. Notice to the Corporation shall be directed to:

                            Secretary
                            Arvin Industries, Inc.
                            One Noblitt Plaza
                            Box 3000
                            Columbus, Indiana 47202-3000

        Notices to Participants and Nonemployee Directors shall be directed to such person at the home address of such person on the records of the Corporation. Notwithstanding the foregoing, if either party shall have previously designated address by notice to the other party given in the foregoing manner, then notices to such party shall be directed as designated